Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of 18 U.S.C. Section 1350, in his capacity as an officer of Physicians Realty Trust (the “Company”), that, to such person’s knowledge:

a.    the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

b.    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 24, 2023

/s/ John T. Thomas
John T. Thomas
Chief Executive Officer and President

/s/ Jeffrey N. Theiler
Jeffrey N. Theiler
Executive Vice President and Chief Financial Officer

This certification is not deemed to be “filed” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability under the Exchange Act. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.